UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

AmTrust Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	04-3106389
(State or incorporation or organization)	(IRS Employer Identification No.)

59 Maiden Lane, 43rd Floor, New York, New York	10038
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
AmTrust Financial Services, Inc. 7.25% Subordinated Notes due 2055	New York Stock Exchange, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration file number to which this form relates: 333-204870
Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1.    Description of Registrant’s Securities to be Registered
The securities to be registered hereby are the 7.25% Subordinated Notes due 2055 (the “Notes”) of AmTrust Financial Services, Inc. (the “Company”). For a description of the Notes, reference is made to the information set forth under the heading “Description of Debt Securities” in the Company’s Prospectus, dated June 11, 2015 (the “Prospectus”), which constitutes a part of the Company's Registration Statement on Form S-3 (File No. 333-204870) (the “Registration Statement”), and under the heading “Description of the Notes” in the Company's Prospectus Supplement, dated June 11, 2015, to the Prospectus contained in the Registration Statement, each filed under the Securities Act of 1933, as amended, which information is hereby incorporated herein by reference.
Item 2.    Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of AmTrust Financial Services, Inc. (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed on May 28, 2013).
3.2	Amended and Restated By-Laws of AmTrust Financial Services, Inc. (incorporated by reference to Exhibit 3.3 to the Company’s Quarterly Report on Form 10-Q (No. 001-33143) filed on August 9, 2013).
4.1
Indenture, dated as of December 21, 2011, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (No. 001-33143) filed on December 21, 2011).

4.2
Fifth Supplemental Indenture, dated as of June 18, 2015, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K filed on June 18, 2015).

4.3	Form of 7.25% Subordinated Notes due 2055 (incorporated by reference to Exhibit A to Exhibit 4.2).

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

AmTrust Financial Services, Inc.
(Registrant)
Date    June 19, 2015

/s/ Stephen Ungar
Stephen Ungar Senior Vice President, General Counsel and Secretary